UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2021

UWM Holdings Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39189	82-2124167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

585 South Blvd E Pontiac, Michigan	48341
(Address of principal executive offices)	(Zip code)

(800) 981-8898

(Registrant’s telephone number, including area code)

Gores Holdings IV, Inc.

9800 Wilshire Blvd.

Beverly Hills, CA 90212

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UWMC	New York Stock Exchange

Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	UWMCW	New York Stock Exchange

Introductory Note

Due to the large number of events reported under the specified items of Form 8-K, this Current Report on Form 8-K is being filed in two parts. An amendment to this Current Report on Form 8-K is being submitted for filing on the same date to include additional matters under Items 3.03, 5.03 and 5.06 of Form 8-K.

On January 21, 2021 (the “Closing Date”), UWM Holdings Corporation (formerly known as Gores Holdings IV, Inc.) (the “Company,” “we,” “our” or “us”) consummated its previously announced business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement (the “Business Combination Agreement”) dated September 22, 2020, by and among the Company, SFS Holding Corp., a Michigan corporation (“SFS Corp.”), United Wholesale Mortgage, LLC (formerly known as United Shore Financial Services, LLC), a Michigan limited liability company (“UWM”), and UWM Holdings, LLC, a Delaware limited liability company (“UWM LLC”), as amended by that certain Amendment to Business Combination Agreement dated December 14, 2020.

As contemplated by the Business Combination Agreement and as described in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on December 16, 2020 and the revised proxy materials filed on January 13, 2021 (as revised and supplemented, the “Proxy Statement”) in the section entitled “Proposal No. 1 - Approval of the Business Combination” beginning on page 137, in connection with the consummation of the Business Combination (the “Closing”): (a) UWM LLC issued to SFS Corp. 1,502,069,787 UWM Class B Common Units, which was equal to the quotient of the Company Equity Value divided by $10.00, minus the number of shares of the Company’s Class F Common Stock, par value $0.0001 per share (the “Class F Stock”), outstanding immediately prior to the Closing; (b) the Company contributed to UWM LLC $894,484,595 in cash (which was net of expenses); (c) UWM LLC issued to the Company 103,104,205 UWM Class A Common Units, which was equal to the number of issued and outstanding shares of the Class A Common Stock of the Company, par value $0.0001 per share (the “Class A Stock”), as of immediately prior to the Closing (after giving effect to (i) redemptions of 20,795 shares of Class A Stock by the Company’s stockholders, (ii) the conversion of shares of the Company’s Class F Stock into shares of Class A Stock and (iii) the issuance of shares of Class A Stock to certain investors in connection with the Private Placement; and (d) the Company issued to SFS Corp. a number of shares of the Class D Common Stock of the Company, par value $0.0001 per share (the “Class D Stock”) equal to the number of UWM Class B Common Units issued by UWM LLC to SFS Corp. as described in clause (a) above. The amount of closing cash consideration payable to UWM LLC and as described in clause (b) above was equal to the sum of: (a) cash available to the Company from the Company’s Trust Account, after giving effect to all redemptions that were properly elected by the Public Stockholders for their pro rata share of the aggregate amount of funds on deposit in the Trust Account as of two business days prior to Closing, plus (b) all of the Company’s other immediately available funds outside of the Trust Account, plus (c) the gross proceeds of approximately $500,000,000 from the Private Placement (discussed in Item 3.02 below of this Current Report on Form 8-K), and less (d) certain transaction fees and expenses of the Company, which transaction fees and expenses did not exceed $36,000,000 in the aggregate.

In addition to the consideration paid at the Closing, SFS Corp. will be entitled to receive an additional number of earn-out shares from the Company, issuable in shares of Class D Stock and UWM Class B Common Units as provided in the Business Combination Agreement, if the price of the Class A Stock exceeds certain thresholds during the five-year period following the Closing. The maximum number of shares to be issued in connection with the earn-out will not exceed 6% of the Company Equity Value (as defined in the Business Combination Agreement), divided by $10.00, assuming each of the price thresholds is achieved during the earn-out period.

In addition, SFS Corp. is entitled to receive additional future consideration with respect to the Business Combination in the form of amounts payable under the Tax Receivable Agreement (as defined below).

As a result of the Closing, the Company is organized in an “Up-C” structure in which all of the business of UWM is held directly by UWM LLC and the Company’s only direct assets consist of the UWM Class A Common Units.

Capitalized terms used herein and not otherwise defined have the meaning set forth in the Proxy Statement.

Item 1.01. Entry into a Material Definitive Agreement

Amended and Restated Registration Rights Agreement

On the Closing Date, in connection with the consummation of the Business Combination, the Company entered into the Amended and Restated Registration Rights and Lock-Up Agreement (the “Amended and Restated Registration Rights Agreement”) with Gores Sponsor IV LLC, Mr. Randall Bort, Mr. William Patton, Mr. Jeffrey Rea and SFS Corp. (collectively, the “Holders”). Pursuant to the terms of the Amended and Restated Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants and including shares of Class A Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of the Amended and Restated Registration Rights Agreement or thereafter acquired by a Holder upon conversion of the Class F Stock, upon exercise of any Private Placement Warrants and upon conversion of any Class B Stock that SFS Corp. may receive in any future UWM Unit Exchanges and (b) any other equity security of the Company issued or issuable with respect to any such share of common stock of the Company by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights. The Amended and Restated Registration Rights Agreement further provides that SFS Corp. is subject to restrictions on the transfer of Class A Stock that it owns for 180 days after the completion of the Business Combination. The material terms of the Amended and Restated Registration Rights Agreement are further described in the section of the Proxy Statement entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Registration Rights Agreement” on page 149, which is incorporated herein by reference. https://www.sec.gov/Archives/edgar/data/1783398/000119312520319074/d79038ddefm14a.htm

The above description of the Amended and Restated Registration Rights Agreement, including the description in the Proxy Statement referenced above, is qualified in its entirety by the full text of the Amended and Restated Registration Rights Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Receivable Agreement

On the Closing Date, in connection with the consummation of the Business Combination, the Company entered into the Tax Receivable Agreement (the “Tax Receivable Agreement”) with SFS Corp. Future exchanges by SFS Corp. (or its transferees or other assignees) of UWM Common Units and the stapled shares of Class D Stock or Class C Stock for shares of the Company’s Class B Stock or Class A Stock and future purchases of UWM Common Units (along with the stapled shares of Class D Stock or Class C Stock) from SFS Corp. (or its transferees or other assignees) are expected to produce favorable tax attributes for the Company. These tax attributes would not be available to the Company in the absence of those transactions. The anticipated tax basis adjustments are expected to reduce the amount of tax that the Company would otherwise be required to pay in the future.

The Tax Receivable Agreement provides for the payment by the Company to SFS Corp. (or its transferees or other assignees) of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realizes as a result of (a) certain increases in tax basis resulting from exchanges of UWM Common Units; (b) imputed interest deemed to be paid by the Company as a result of payments it makes under the Tax Receivable Agreement; (c) certain increases in tax basis resulting from payments the Company makes under the Tax Receivable Agreement; and (d) disproportionate allocations (if any) of tax benefits to the Company as a result of section 704(c) of the Code (the tax attributes in paragraphs “(a)” through “(d)” above collectively referred to as the “Covered Tax Attributes”). The Tax Receivable Agreement will make certain simplifying assumptions regarding the determination of the cash savings that the Company realizes or are deemed to realize from the Covered Tax Attributes, which may result in payments pursuant to the Tax Receivable Agreement in excess of those that would result if such assumptions were not made.

The actual tax benefit, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including, among others, the timing of exchanges by or purchases from SFS Corp., the price of the Class A Stock at the time of the exchanges or purchases, the extent to which such exchanges are taxable, the amount and timing of the taxable income the Company generates in the future and the tax rate then applicable and the portion of the Company’s payments under the Tax Receivable Agreement constituting imputed interest.

Future payments under the Tax Receivable Agreement could be substantial. Following the Business Combination, the Company expects to have sufficient taxable income to utilize all of the tax attributes covered by the Tax Receivable Agreement when they are first available to be utilized under applicable law. The Company estimates that payments to SFS Corp. under the Tax Receivable Agreement would aggregate to approximately $3.6 billion over the next 25 years and for yearly payments over that time to range between approximately $15.8 million to $304.1 million per year, based on an assumed price per share of Class A Stock of $10 (the estimated redemption price for a holder of Class A Stock that elected to exercise its redemption rights). The payments under the Tax Receivable Agreement are not conditioned upon SFS Corp.’s continued ownership of the Company.

The material terms of the Tax Receivable Agreement are further described in the section of the Proxy Statement entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Tax Receivable Agreement” beginning on page 149, which is incorporated herein by reference. The above description of the Tax Receivable Agreement, including the description in the Proxy Statement, is qualified in its entirety by the full text of the Tax Receivable Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Incentive Plan

The Company’s board of directors approved the UWM Corporation 2020 Omnibus Incentive Plan (the “Incentive Plan”) on December 11, 2020, and the Company’s stockholders approved the Incentive Plan at the Special Meeting (as defined below). The purpose of the Incentive Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. These incentives are provided through the grant of stock options, including incentive stock options, and nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, and other stock or cash-based awards. The Incentive Plan is described in greater detail in the section of the Company’s definitive proxy statement filed with the SEC on January 24, 2020 (the “Proxy Statement”) entitled “Proposal No. 6 - Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan” beginning on page 194, which information is incorporated herein by reference.

The above description of the Incentive Plan, including the description in the Proxy Statement, is qualified in its entirety by the full text of the Incentive Plan, which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

As previously reported by the Company on a Current Report on Form 8-K filed on January 21, 2021 with the SEC, on January 20, 2021, the Company’s stockholders, at a special meeting of stockholders (the “Special Meeting”), approved the Business Combination Agreement, the Business Combination and the other related proposals presented in the Proxy Statement. On January 21, 2021, the parties to the Business Combination Agreement consummated the Business Combination.

Prior to and in connection with the Special Meeting, holders of 20,795 shares of the Class A Stock sold as part of the Public Units in the Company’s initial public offering (“Public Shares”) exercised their right to redeem those shares for cash at a price of approximately $10.01 per share, for an aggregate of approximately $208,113. The per share redemption price of approximately $10.01 for public stockholders electing redemption was paid out of the Company’s Trust Account, which after taking into account the redemptions, had a balance immediately prior to the Closing of approximately $425.1 million.

Immediately after giving effect to the Business Combination, the redemptions described above, and the conversion of all 10,625,000 outstanding shares of Class F Common Stock of the Company (“Class F Stock”) into shares of Class A Stock on a one-for-one basis, there were 1,605,173,992 shares of common stock of the Company, consisting of 103,104,205 shares of Class A Stock and 1,502,069,787 shares of Class D Stock issued and outstanding, and there were 10,625,000 Public Warrants and 5,250,000 Private Placement Warrants outstanding. In connection with the Closing, the listing of the Class A Stock and the Public Warrants was transferred from the Nasdaq Capital Market to the New York Stock Exchange (the “NYSE”) and began trading on the NYSE on January 22, 2021 under the symbols “UWMC” and “UWMCW,” respectively. The Company’s Public Units automatically separated into their component securities and, as a result, no longer trade as a separate security and were delisted from the Nasdaq Capital Market.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the Post-Combination Company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, and the documents incorporated by reference into this Form 8-K, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the business of the Company. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the Company following the Business Combination;

•	changes in the market for the Company’s services;

•	expansion plans and opportunities;

•	the Company’s future growth, including its pace of loan originations;

•

the Company’s ability to implement its corporate strategy, including retaining its dominant position in the wholesale lending channel, and the impact of such strategy on its future operations and financial and operational results;

•	the Company’s strategic advantages and the impact that those advantages will have on future financial and operational results;

•	the advantages of the wholesale market;

•	industry growth and trends in the wholesale mortgage market and in the mortgage industry generally;

•	the Company’s approach and goals with respect to technology;

•	the Company’s current infrastructure, client based business strategies, strategic initiatives and product pipeline;

•	the impact of various interest rate environments on the Company’s future financial results of operations;

•	the Company’s evaluation of competition in its markets and its relative position;

•	the Company’s accounting policies;

•	macroeconomic conditions that may affect the Company’s business and the mortgage industry in general;

•	political and geopolitical conditions that may affect the Company’s business and the mortgage industry in general;

•	the impact of the COVID-19 pandemic, or any other similar pandemic or public health situation, on the Company’s business and the mortgage industry in general;

•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and the current expectations of the Company’s management, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the outcome of any legal proceedings that may be instituted against the Company or its subsidiaries following the Business Combination;

•	the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;

•	the Company’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates;

•

the Company’s reliance on its warehouse facilities to fund mortgage loans and otherwise operate its business, leveraging of assets under these facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call;

•	the Company’s ability to sell loans in the secondary market, including to the GSEs, and to securitize its loans into MBS through the GSEs and Ginnie Mae;

•

the Company’s dependence on the GSEs and the risk of changes to these entities and their roles, including, as a result of GSE reform, termination of conservatorship or efforts to increase the capital levels of the GSEs;

•	changes in the GSEs’, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees;

•	the Company’s dependence on Independent Mortgage Advisors to originate mortgage loans;

•

the unique challenges posed to the Company’s business by the COVID-19 pandemic and the impact of governmental actions taken in response to the pandemic on its ability to originate mortgages, its servicing operations, its liquidity and its team members;

•	the risk that an increase in the value of the MBS the Company sells in forward markets to hedge its pipeline may result in an unanticipated margin call;

•	the Company’s inability to continue to grow, or to effectively manage the growth of, its loan origination volume;

•	the Company’s ability to continue to attract and retain its Independent Mortgage Advisor relationships;

•	the occurrence of a data breach or other failure of the Company’s cybersecurity;

•	loss of key management;

•	reliance on third party software and services;

•	reliance on third-party sub-servicers to service the Company’s mortgage loans or its MSRs;

•	intense competition in the mortgage industry;

•	the Company’s ability to implement technological innovation;

•

the Company’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general, including maintaining the appropriate state licenses, managing the costs and operational risk associated with material changes to such laws;

•	fines or other penalties associated with the conduct of Independent Mortgage Advisors;

•	errors or the ineffectiveness of internal and external models or data the Company relies on to manage risk and make business decisions;

•	loss of intellectual property rights;

•	risk of counterparty terminating servicing rights and contracts; and

•	other risks and uncertainties including those set forth in the “Risk Factors” section in the Proxy Statement beginning on page 59 of the Proxy Statement, which is incorporated herein by reference.

Business and Properties

The business and properties of the Company are described in the Proxy Statement in the section titled “UWM’s Business” beginning on page 219, which are incorporated herein by reference.

Risk Factors

The information set forth in the section of the Proxy Statement entitled “Risk Factors” beginning on page 59 is incorporated herein by reference.

Selected Historical Financial Information

The information set forth in the section of the Proxy Statement entitled “Selected Consolidated Historical Financial and Other Information of UWM” beginning on page 51 is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information set forth in the section of the Proxy Statement entitled “UWM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 241 is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of shares of common stock of the Company upon the Closing by:

•	each person known by the Company to be the beneficial owner of more than 5% of the common stock of the Company;

•	each of the Company’s named executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The percentage ownership of common stock of the Company is based on 1,605,173,992 shares of common stock of the Company outstanding, consisting of 103,104,205 shares of Class A Stock and 1,502,069,787 shares of Class D Stock issued and outstanding as of the Closing Date.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Class A Stock Beneficially Owned(1)		Class D Stock Beneficially Owned(1)
Name and Address of Beneficial Owners(2)	Number of Shares	%	Number of Shares	%	% of Total Voting Power
Directors and Named Executive Officers
Mat Ishbia(3)	1,502,069,787	93.6	1,502,069,787	100.0	79.0	(7)
Tim Forrester	—	—	—	—	—
Alex Elezaj	—	—	—	—	—
Laura Lawson	—	—	—	—	—
Melinda Wilner	—	—	—	—	—
Jeff Ishbia(3)	1,502,069,787	93.6	1,502,069,787	100.0	79.0	(7)
Justin Ishbia(4)	—	—	—	—	—
Kelly Czubak	—	—	—	—	—
Isiah Thomas	—	—	—	—	—
Robert Verdun	25,000	*	—	—	*
All Directors and Executive Officers as a Group (10 individuals)	1,502,094,787	93.6	1,502,069,787	100.0	79.0

Five Percent Holders
SFS Corp.(5)	1,502,069,787	93.6	1,502,042,686	100.0	79.0	(7)
Gores Sponsor IV, LLC(6)	10,550,000	10.2	—	—	*

*	Less than one percent.
(1)

Holders of Class B Stock and holders of Class D Stock each have ten votes per share of Class B Stock and Class D Stock, respectively, (as compared with holders of Class A Stock and holders of Class C Stock, who each have one vote per share of Class A Stock and Class C Stock, respectively) and consequently have a greater ability to control the outcome of matters requiring stockholder approval, even when the holders of Class B Stock and Class D Stock own significantly less than a majority of the outstanding shares of common stock. For more information, please see the section entitled “Description of the Company’s Securities.” No shares of Class B Stock or Class C Stock are outstanding following the consummation of the Business Combination.

(2)

Unless otherwise indicated, the business address of SFS Corp. and the Company’s executive officers and directors in this table is c/o UWM Holdings Corporation, 585 South Blvd E, Pontiac, Michigan, 48341.

(3)

Represents shares of Class A Stock and Class D Stock beneficially owned by SFS Corp. Mat Ishbia and Jeff Ishbia may be deemed to beneficially own the Class A Stock and Class D Stock and exercise voting and dispositive power of the securities held by SFS Corp.

(4)	Justin Ishbia is the beneficiary of trusts that hold a 25% pecuniary non-voting interest in SFS Corp.
(5)

With respect to the Class A Stock beneficially owned, assumes that (a) all UWM Class B Common Units (together with the stapled shares of Class D Stock) have been exchanged in UWM Unit Exchanges for shares of Class B Stock and (b) all shares of Class B Stock have been converted into shares of Class A Stock. Mat Ishbia and Jeff Ishbia may be deemed to beneficially own the Class A Stock and Class D Stock and exercise voting and dispositive power of the securities held by SFS Corp. Without the Voting Limitation, SFS Corp. would have 99% of the total voting power of the Company’s common stock.

(6)

Represents shares of Class A Stock beneficially owned by Gores Sponsor IV, LLC following the conversion of Class F Stock in connection with the Business Combination. The business address of Gores Sponsor IV, LLC is 9800 Wilshire Blvd., Beverly Hills, California 90212.

Directors and Executive Officers

As of Closing, the directors and executive officers of the Company are as follows:

Name	Age	Title
Mat Ishbia	41	President, Chief Executive Officer and Chairman
Tim Forrester	53	Executive Vice President and Chief Financial Officer
Melinda Wilner	45	Executive Vice President, Chief Operating Officer and Director
Alex Elezaj	44	Executive Vice President, Chief Strategy Officer and Director
Laura Lawson	44	Executive Vice President, Chief People Officer and Director
Jeff Ishbia	72	Director
Justin Ishbia	43	Director
Kelly Czubak	40	Director
Isiah Thomas	59	Director
Robert Verdun	55	Director

Biographical information for these individuals is set forth in the Proxy Statement in the section titled “Management After the Business Combination” beginning on page 272 of the Proxy Statement, which is incorporated herein by reference.

Each of the above directors were elected by the Company’s stockholders at the Special Meeting to serve as directors of the Company, effective upon the Closing. Ms. Kelly Czubak, Mr. Alex Elezaj and Mr. Mat Ishbia were elected to serve as Class I directors with a term expiring at the Company’s 2022 annual meeting of stockholders; Mr. Jeff Ishbia, Ms. Laura Lawson and Mr. Isiah Thomas were elected to serve as Class II directors with a term expiring at the Company’s 2023 annual meeting of stockholders and Messrs. Justin Ishbia and Robert Verdun and Ms. Melinda Wilner were elected to serve as Class III directors with a term expiring at the Company’s 2024 annual meeting of stockholders.

Independence of Directors

Because SFS Corp. controls more than a majority of the total voting power of the Company, the Company is a “controlled company” within the meaning of NYSE listing rules. Under NYSE listing rules, a company of which more than 50% of the voting power for the election of directors is held by an individual or a group of persons acting together is a “controlled company” and may elect not to comply with the following NYSE listing rules regarding corporate governance:

•	the requirement that a majority of its board of directors consist of independent directors;

•

the requirement that compensation of its executive officers be determined by a compensation committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•

the requirement that director nominees be selected, or recommended for the board’s selection, by a nominating committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Three of the Company’s nine directors are independent directors and the Company’s board of directors has an independent audit committee. However, the Company’s board of directors does not consist of a majority of independent directors, nor does the Company have a compensation committee comprised of solely independent directors or a nominating committee. Rather, actions with respect to executive compensation will be taken by a compensation committee on which Mr. Mat Ishbia sits, and compensation decisions with respect to Mr. Ishbia’s compensation will be taken by an independent subcommittee and director nominations will be made by the Company’s full board of directors.

The Company’s board of directors has determined that Kelly Czubak, Isiah Thomas and Robert Verdun are “independent directors,” as defined in NYSE listing standards and applicable SEC rules.

Committees of the Board of Directors

Effective as of Closing, the standing committees of the Company’s board of directors consist of an audit committee and a compensation committee. Each of the committees reports to the Board. The Company’s audit committee consists of Kelly Czubak, Isiah Thomas and Robert Verdun, each of whom qualify as independent directors according to the rules and regulations of the SEC and NYSE with respect to audit committee membership. In addition, all of the audit committee members meet the requirements for financial literacy under applicable SEC and NYSE rules and Robert Verdun qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. The Company’s board of directors has adopted a written charter for the audit committee, which is available on the Company’s website. The reference to the Company’s website address in this Current Report on Form 8-K does not include or incorporate by reference the information on the Company’s website into this Current Report on Form 8-K.

The Company’s compensation committee consists of Mat Ishbia, Kelly Czubak and Robert Verdun. The Company’s board of directors has adopted a written charter for the compensation committee, which is available on the Company’s website. The reference to the Company’s website address in this Current Report on Form 8-K does not include or incorporate by reference the information on the Company’s website into this Current Report on Form 8-K.

Director Compensation

In connection with the consummation of the Business Combination, the Company implemented a policy pursuant to which each director who is not affiliated with the Company or, prior to the Closing, with UWM (“Non-Affiliated Director”), will receive an annual retainer fee of $120,000 plus an additional $3,000 per board meeting fee, and an initial equity award of 1,000 shares of restricted stock which will be immediately vested on the date of grant. In addition, each Non-Affiliated Director will receive an annual grant of 1,000 shares of Class A Stock under the Incentive Plan. No additional compensation will be payable for service on any board committee or attendance at committee meetings. In addition, each Non-Affiliated Director will be reimbursed for out-of-pocket expenses in connection with their services.

Compensation Committee Interlocks and Insider Participation

During fiscal 2020, compensation for Mr. Mat Ishbia was determined by Mr. Jeff Ishbia, and the compensation for the Company’s other named executive officers was determined by Mr. Mat Ishbia. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any other entity that has one or more executive officers on the Company’s compensation committee or the Company’s board of directors.

Executive Compensation

Pre-Closing Compensation of Executive Officers and Directors

The compensation of the Company’s named executive officers and directors before the Closing is set forth in the Proxy Statement in the section titled “Executive Compensation” beginning on page 267 and “Executive Compensation Tables” beginning on page 270, each of which is incorporated herein by reference.

Post-Closing Compensation of Executive Officers and Directors

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information regarding the executive compensation programs for our Chief Executive Officer, Chief Financial Officer and our other three most highly compensation executive officers (our “named executive officers”):

Name	Title
Mat Ishbia	President and Chief Executive Officer
Tim Forrester	Chief Financial Officer
Melinda Wilner	Chief Operating Officer
Alex Elezaj	Chief Strategy Officer
Laura Lawson	Chief People Officer

At the closing of the Business Combination, our executive officers became the executive officers of the Company. In compliance with SEC rules, the information described herein is largely historical but we expect to adopt a public company compensation structure for our executive officers in 2021. We expect that our compensation committee and our Board will work with management to develop and maintain a compensation framework and executive compensation objectives and programs that are appropriate for executive officers of a public company.

Compensation Objectives and Philosophy

The objective of the executive compensation and benefits program is to establish and maintain a competitive total compensation program that will attract, motivate, and retain the qualified and skilled talent necessary for our continued success. Our compensation structure is designed to (1) motivate our named executive officers to achieve or exceed financial and operational objectives established for us at the beginning of the year and reward them for their achievements when those objectives are met and (2) allow them to participate in our financial success.

The overall level of total compensation for our named executive officers as described herein is intended to be reasonable and competitive, taking into account factors such as the individual’s experience, performance, duties and scope of responsibilities, prior contributions and future potential contributions to our business. With these principles in mind, we structured our compensation program to offer competitive total pay packages that we believe enables us to retain and motivate executives with the requisite skill and knowledge and to ensure the stability of our management team, which is vital to the success of our business.

In connection with the Business Combination, our shareholders adopted the 2020 Omnibus Incentive Plan (the “Omnibus Plan”) and we expect that equity awards under the Omnibus Plan will be a significant component of our future compensation programs.

Setting Executive Compensation in 2020

During 2020, compensation for Mr. Mat Ishbia was determined by Mr. Jeff Ishbia, and the compensation for our other named executive officers was determined by our CEO, Mr. Mat Ishbia. In setting an individual named executive officer’s compensation package, Mr. Mat Ishbia considered the nature of the position, the scope of associated responsibilities, the individual’s knowledge, experience and skills as well as overall contributions. We did not engage in any benchmarking and did not engage any external consultants in setting pay for the named executive officers in fiscal year 2020. Historically, as a private company, compensation for the named executive officers emphasized cash incentive compensation over other elements of compensation.

Key Elements of Executive Compensation Program

The elements of our executive compensation program during 2020 were (i) base salary, (ii) an annual cash incentive award plan (the “Captains Annual Bonus Plan”) in which all Captains in UWM were able to earn a bonus based on company-wide annual financial and operational goals, (iii) a long-term cash incentive plan (“LTIP”), and (iv) certain employee benefits and perquisites. Brief descriptions of each principal element of the executive compensation program are summarized in the following table and described in more detail below.

Overview

Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation that reflects the talent, skills and competencies of the individual.	Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled executives.

Captains Annual Bonus Plan	Annual cash compensation bonus based on company-wide annual financial and operational goals.	Open to all Captains at UWM. Assures company-wide alignment on financial and operational goals; rewards for company-wide success.

Long-Term Incentive Plan	Cash compensation earned based on achievement of net company-wide annual financial results. Paid in four equal annual installments.	Program for certain top level executives to help create future value and promote long-term decision making. Assists in retention of key executives.

Employee Benefits and Perquisites	Participation in all broad-based employee health and welfare programs and retirement plans.	Aid in retention in a highly competitive market for talent by providing an overall competitive benefits package.

Base Salary

Base salaries are established at levels that are intended to provide a stable level of minimum compensation to each named executive officer that are commensurate with each named executive officer’s role, experience and duties.

The fiscal year 2020 base salaries of our named executive officers as reflected in our audited financial statements are set forth in the table below.

Name	Fiscal Year 2020 Base Salary
Mat Ishbia	$600,000
Tim Forrester	$260,000
Melinda Wilner	$337,000
Alex Elezaj	$321,000
Laura Lawson	$255,000

Captains Annual Bonus Plan

At the beginning of each year, our CEO, Mr. Mat Ishbia shares with each Captain, which includes each of our named executive officers, the company-wide financial and operational goals for the year and the annual performance metric for such goal. With respect to 2020, these financial and operational goals included metrics related to (1) team member retention, (2) customer service speed and satisfaction, (3) loan processing time, (4) compliance and processing quality, (5) production, (6) expenses, and (7) broker channel growth. A target dollar bonus is set for each Captain and, depending on our performance, a Captain can earn up to 150% of such target bonus. In August 2020, based on the significant increase in production, the CEO announced that the target bonus for each Captain would be doubled for 2020. At the end of 2020, the CEO reviewed each of the metrics and determined that the Captain’s bonuses had been met at 80%. The amount of the actual bonus under the Captains Annual Bonus Plan paid to each named executive officer is included in the Summary Compensation Table below and set forth in the notes to the Grants of Plan-Based Awards During Fiscal 2020 below. Our CEO does not participate in the Captains Annual Bonus Plan.

Long-Term Incentive Plan

In addition to the Captains Annual Bonus Plan, certain top level executives participate in our LTIP which was created to create future value and promote long-term decision making. Consistent with historical practice, for 2020, the LTIP was funded as a pool equal to 3% of our annual net profit and each participant shared in a specific portion of the pool, subject to a cap. While the LTIP pool and the participant share was set at the beginning of the year, the CEO maintained complete discretion to adjust the aggregate pool and/or individual percentage upwards or downwards as he deemed appropriate. The amount earned with respect to any year is paid in four equal annual installments commencing in the third quarter following the performance year, provided that the executive is employed on the payment date. In connection with our Business Combination, we accelerated a portion of the LTIP payable to the executives. Our CEO does not participate in the LTIP.

CEO Bonus

Our CEO, Mr. Mat Ishbia did not have a target or set bonus award with pre-set performance goals for fiscal year 2020. Rather, Mr. Mat Ishbia’s bonus was determined by Mr. Jeff Ishbia after taking into account a qualitative assessment of his individual performance and the performance of UWM under his leadership. For 2020, Mr. Mat Ishbia received an annual bonus as set forth in the Summary Compensation Table below based on our strong financial performance. Because the CEO did not have definite annual bonus targets for 2020 nor pre-set performance metrics, the cash bonuses paid to Mr. Mat Ishbia appear in the “Bonus” column of the “Summary Compensation Table.” We expect that Mr. Mat Ishbia will participate in the Captains Annual Bonus Plan in 2021 and be measured against the same financial and operational goals and performance metrics as all other Captains. The Compensation Committee has not yet determined the target dollar bonus that will be set for the CEO in 2021 and anticipates that it will establish such target in early 2021.

Employee Benefits and Perquisites

We provide a number of benefit plans to all eligible team members, including our named executive officers. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short- and long-term disability coverage, a 401(k) defined contribution plan and for certain executives concierge health insurance. While perquisites help to provide our named executive officers a benefit with a high perceived value at a relatively low cost, we do not generally view perquisites as a material component of our executive compensation program.

Executive Compensation Tables

Summary Compensation Table for Fiscal 2020

The following table presents certain summary information for the fiscal year ended December 31, 2020 concerning compensation earned for services to UWM by our Chief Executive Officer, our Chief Financial Officer and our three other highly compensated executive officers. Upon closing of the Business Combination, UWM became a subsidiary of UWM Holdings Corporation and the UWM executive officers became the executive officers of UWM Holdings Corporation.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mat Ishbia(1)	2020	600,000	6,500,000	—	142,280	7,242,280
President and Chief Executive Officer	2019	600,000	15,000,000	—	2,367,773	17,967,773

Tim Forrester(5)	2020	260,000	250,000	1,408,900	2,500	1,921,400
Chief Financial Officer	2019	250,000	—	679,736	2,500	932,236

Melinda Wilner	2020	337,000	50,000	5,523,512	5,000	5,915,512
Chief Operating Officer	2019	322,134		2,323,571	5,000	2,650,705

Alex Elezaj	2020	321,000	250,000	5,504,360	5,000	6,080,360
Chief Strategy Officer	2019	312,992	—	2,323,571	727	2,637,290

Laura Lawson	2020	255,000	25,000	3,390,000	5,000	3,675,000
Chief People Officer	2019	248,731	—	1,172,238	5,000	1,425,969

(1)	Mr. Ishbia did not participate in our Long-Term Incentive Plan (“LTIP”) and does not intend to participate in the LTIP post-closing of the Business Combination.
(2)

For each of Mr. Forrester, Ms. Wilner, Mr. Elezaj and Ms. Lawson this column represents a discretionary bonus awarded to the executive as a result of the additional work involved in assisting the Company in successfully addressing the challenges of the COVID-19 pandemic.

(3)

For each of Mr. Forrester, Ms. Wilner, Mr. Elezaj and Ms. Lawson, this column includes amounts earned under our Captains Annual Bonus Plan, which is available to all team members at the Captain level and above, and under the LTIP. Amounts earned under the Captains Annual Bonus Plan are paid during the first quarter of the following year for which performance is awarded. Amounts earned under the LTIP are paid out over a four-year period, in equal installments, provided that the participant continues to be employed on the pay-out date. Please see “Grants of Plan Based Awards” below for more information regarding the two incentive plans.

(4)

Amounts reflect our matching contribution under the terms of the UWM 401(k) and a concierge medicine health care benefit. For Mr. Ishbia, the amount includes $137,280 for personal usage of the aircraft leased by UWM. Occasionally, Mr. Ishbia and other of our named executive officer may be accompanied on their business trip by spouses or other family members, for which there is no incremental cost to UWM.

(5)

Mr. Forrester has entered into an employment agreement with UWM which renews for one-year periods unless Mr. Forrester or UWM delivers prior written notice of non-renewal. Under the employment agreement, Mr. Forrester is entitled to an annual base salary of $200,000, which amount may be increased or decreased (and was $260,000 for 2020), and, at the discretion of the CEO, an annual bonus based upon the achievement of mutually agreed upon performance measures, of at least $150,000. Mr. Forrester’s employment agreement provides for customary noncompetition, non-solicitation, non-disparagement and nondisclosure covenants. In addition, the employment agreement provides for certain post-termination benefits as set forth below.

Grants of Plan-Based Awards During Fiscal 2020

The table below provides information regarding the non-equity incentive plan awards granted to our named executives during fiscal 2020.

Name	Award Date	Plan		Estimated Possible Payouts under Non-Equity Incentive Plan Awards
				Target($)		Maximum ($)
Mat Ishbia				—		—

Tim Forrester	12/8/20	CP	(1)	550,000		550,000
	12/17/20	LTIP		970,000	(2)		(2)

Melinda Wilner	12/8/20	CP	(1)	844,000		844,000
	12/17/20	LTIP		4,850,000	(2)		(2)

Alex Elezaj	12/8/20	CP	(1)	820,000		820,000
	12/17/20	LTIP		4,850,000	(2)		(2)

Laura Lawson	12/8/20	CP	(1)	550,000		550,000
	12/17/20	LTIP		2,950,000	(2)		(2)

(1)

Pursuant to our Captains Annual Bonus Plan, each Captain (which includes each of our named executive officer’s other than Mr. Ishbia) has an annual target bonus award which can be earned based on our performance against the annual company-wide financial and operational goals set for UWM at the beginning of the year by the CEO. Historically Captains are eligible to earn up to 150% of their target award. With respect to 2020, these financial and operational goals included metrics related to (1) team member retention, (2) customer service speed and satisfaction, (3) loan processing time, (4) compliance and processing quality, (5) production, (6) expenses, and (7) broker channel growth. In August 2020, based on the significant increase in production, the CEO announced that the target bonus and the maximum bonus for each Captain would be doubled for 2020. At the end of 2020, the CEO reviewed each of the metrics and determined that the Captain’s bonus targets had been met at 80%. As a result, for 2020, Mr. Forrester, Ms. Wilner, Mr. Elezaj and Ms. Lawson earned $438,900, $673,512, $654,360, and $440,000, respectively, under the Captains Annual Bonus Plan.

(2)

Our Long-Term Incentive Plan (“LTIP”) for 2020 was funded with 3% of our net profit for the year, and participants in the LTIP were awarded, at the beginning of the year, the opportunity to earn up to a percentage of such pool, subject to a cap. The amounts reflected in the “Target” column reflect the amounts earned by each named executive officer based on our 2020 net profit. Amounts earned under the LTIP are paid out over four-year period, in equal installments, provided that the participant continues to be employed on the pay-out date. In connection with the Business Combination, we accelerated payment of a portion of the outstanding LTIP payments.

Potential Payments upon Termination of Employment or Change in Control of UWM

Mr. Forrester is the only named executive officer who is currently a party to an employment agreement. If Mr. Forrester’s employment is terminated without cause, he is entitled to continue to receive his base salary for the next twelve months contingent upon his execution of a full release and compliance with certain non-competition and non-solicitation provisions. Mr. Forrester does not receive any additional benefits in connection with a change in control. None of the Company’s other named executive officers receive any benefit upon a termination of employment or upon a change in control.

In the case of the death of a named executive officer, he or she would be entitled to receive benefits under his or her term life insurance policy and, at the discretion of the CEO, up to 50% of any unpaid LTIP amounts previously earned.

UWM Holdings Corporation 2020 Omnibus Incentive Plan

On January 20, 2021, the stockholders adopted the Incentive Plan. The Incentive Plan is described in greater detail in the section of the Proxy Statement entitled “Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan” beginning on page 194, which is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Information about related party transactions of the Company is set forth in the Proxy Statement in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 299 of the Proxy Statement, which is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings of the Company in the section of the Proxy Statement entitled “Legal and Regulatory Proceedings” on page 240, which is incorporated herein by reference.

Market Price and Dividends

Information about the price range, number of stockholders and dividends for the Company’s securities is set forth in the section of the Proxy Statement entitled “Price Range of Securities and Dividends” on page 303, which information is incorporated herein by reference. Additional information regarding holders of the Company’s securities is set forth under “Description of Company Securities” below.

Prior to the consummation of the Business Combination, the Company’s publicly-traded Class A Stock, Public Units and Public Warrants were listed on the Nasdaq Capital Market under the symbols “GHIV,” “GHIVU” and “GHIVW,” respectively. Upon the consummation of the Business Combination, the publicly-traded Class A Stock and Public Warrants were delisted from the Nasdaq Capital Market and listed on the NYSE under the symbols “UWMC” and “UWMCW,” respectively. The Company’s Public Units automatically separated into their component securities and, as a result, no longer trade as a separate security and were delisted from the Nasdaq Capital Market.

As of the Closing Date and following the completion of the Business Combination, the Company had approximately 103,104,205 shares of Class A Stock issued and outstanding held of record by 106 holders, approximately 15,875,000 Warrants outstanding held of record by 2 holders and 1,502,069,787 shares of Class D Stock issued and outstanding held of record by one holder.

Recent Sales of Unregistered Securities

Information regarding unregistered sales of the Company’s securities is set forth in: Part II, Item 5 of the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2020 and Item 3.02 of the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2020.

The information set forth in Item 3.02 below of this Current Report on Form 8-K is incorporated herein by reference.

Description of the Company’s Securities

Information regarding the Company’s securities is included in the section of the Proxy Statement entitled “Description of Securities” beginning on page 279, which information is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth in Item 4.01 below of this Current Report on Form 8-K is incorporated herein by reference.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in the section of the Proxy Statement entitled “Limitation on Liability and Indemnification of Directors and Officers” beginning on page 212, which information is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth in sections (a) and (b) of Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information regarding the Company’s material indebtedness following the Business Combination, including the loan funding facilities and senior notes, is set forth in the section of the Proxy Statement entitled “UWM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources - Loan Funding Facilities” and “UWM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources - Senior Notes” beginning on page 265, which information is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Closing, the Company transferred the listing of the Class A Stock and the Public Warrants from the Nasdaq Capital Market to the NYSE and the Class A Stock and Public Warrants began trading on the NYSE on January 22, 2021 under the symbols “UWMC” and “UWMCW,” respectively. In connection with the transfer of listing, on January 21, 2021, the Company filed a Form 25 with the Nasdaq Capital Market to delist the Class A Stock, the Public Warrants and the Public Units from the Nasdaq Capital Market.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Closing, the Company issued 50,000,000 shares of Class A Stock at $10.00 per share in a transaction not involving a public offering, for gross proceeds to the Company of approximately $500,000,000, pursuant to the terms of Subscription Agreements entered into with a limited number of accredited investors (as defined by Rule 501 of Regulation D), including the Gores Sponsor. In addition, in connection with the Closing, the Company issued 1,502,069,787 shares of Class D Stock to SFS Corp. These shares of Class A Stock and Class D Stock have not been registered under the Securities Act and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Each UWM Class B Common Unit held by SFS Corp. may be exchanged, along with one share of Class D Stock, for either, at the Company’s option, (a) cash or (b) one share of Class B Stock (or a maximum of 1,502,069,787 shares of Class B Stock). Each share of Class B Stock is convertible into one share of Class A Stock (or a maximum of 1,502,069,787 shares of Class A Stock) upon the transfer or assignment of such share from SFS Corp. to a non-affiliated third-party.

The shares of Class B Stock and Class A Stock issuable to SFS Corp. upon exchange or conversion of the Class D Stock will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Additional information about the terms of the Class D Stock is set forth in the section of the Proxy Statement entitled “Description of Securities - Conversion” on page 280, which information is incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 21, 2021, the Audit Committee of the Company’s board of directors approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2020. Accordingly, KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed that it would be dismissed as the Company’s independent registered public accounting firm, which consists only of the accounts of the pre-Business Combination special purpose acquisition company.

The audit report of KPMG on the Company’s financial statements as of December 31, 2019 and for the period from June 12, 2019 (inception) through December 31, 2019, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from June 12, 2019 (inception) through December 31, 2019, and the subsequent interim period through January 21, 2021, there were no (i) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make a reference in connection with their opinion to the subject matter of the disagreement or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from June 12, 2019 (inception) through December 31, 2019, and through the date of this Current Report on Form 8-K, neither the Company nor anyone on the Company’s behalf consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K and requested that KPMG furnish a letter addressed to the SEC, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

Item 5.01. Changes in Control of Registrant.

The information set forth in the “Introductory Note” above and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incentive Plan

The information set forth under the heading “Incentive Plan” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Directors and Executive Officers

The information regarding the Company’s officers and directors set forth under the headings “Directors and Executive Officers,” “Director Compensation” and “Executive Compensation” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired

The following financial statements included in the Proxy Statement are incorporated herein by reference:

•

The audited consolidated financial statements of UWM as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017 are included in the Proxy Statement beginning on page F-48 and are incorporated herein by reference.

•

The unaudited condensed consolidated financial statements of UWM as of September 30, 2020 and December 31, 2019 and for the nine months ended September 30, 2020 and 2019 are included in the Proxy Statement beginning on page F-31 and are incorporated herein by reference.

(b)    Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of the Company as of September 30, 2020 and for the nine months ended September 30, 2020 and for the year ended December 31, 2019 are set forth in Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

(c)    Exhibits.

Exhibit No.	Description

2.1*	Business Combination Agreement, dated as of September 22, 2020, by and among Gores Holdings IV, Inc., United Shore Financial Services, LLC and SFS Holding Corp. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2020).

2.2	Amendment to Business Combination Agreement, dated December 14, 2020, by and among Gores Holdings IV, Inc., United Shore Financial Services, LLC d/b/a United Wholesale Mortgage and SFS Holding Corp.

4.1	Indenture, dated November 3, 2020, by and between United Shore Financial Services, LLC and U.S. Bank National Association, as trustee.

4.2	Form of 5.500% Senior Notes due 2025 (included in Exhibit 4.1).

4.3	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Form S-1 filed with the SEC on December 5, 2019).

4.4	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Company’s Form S-1 filed with the SEC on December 5, 2019).

4.5	Warrant Agreement, dated January 23, 2020, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2020).

10.1	Amended and Restated Registration Rights and Lock-Up Agreement, dated January 21, 2021, by and between UWM Holdings Corporation, Gores Sponsor IV LLC, Randall Bort, William Patton, Jeffrey Rea and SFS Holding Corp.

10.2	Tax Receivable Agreement, dated January 21, 2021, by and among SFS Holding Corp. and UWM Holdings Corporation.

10.3†	UWM Holdings Corporation 2020 Omnibus Incentive Plan.

10.4†	Employment Agreement, dated September 26, 2012, by and between, United Shore Financial Services, Inc. and Timothy Forrester.

10.5*#	Master Repurchase Agreement, dated September 8, 2020, by and between Barclays Bank PLC and UWM.

10.6*	Lease Agreement, dated June 28, 2017, by and between UWM, as tenant, and Pontiac Center Investment, LLC, as landlord.

10.6.1	First Amendment to Lease, dated May 11, 2018, by and between UWM, as tenant, and Pontiac Center Investment, LLC, as landlord.

10.6.2	Second Amendment to Lease, dated June 20, 2018, by and between UWM, as tenant, and Pontiac Center Investment, LLC, as landlord.

10.6.3	Third Amendment to Lease, dated September 28, 2018, by and between UWM, as tenant, and Pontiac Center Investment, LLC, as landlord.

10.6.4	Fourth Amendment to Lease, dated February 21, 2019, by and between UWM, as tenant, and Pontiac Center Investment, LLC, as landlord.

Exhibit No.	Description

10.7	Parking Area Lease Agreement, dated January 1, 2019, by and between UWM, as tenant, and Pontiac Center Parking, LLC, as landlord.

10.8*	Lease Agreement, dated January 1, 2020, by and between UWM, as tenant, and Pontiac South Boulevard, LLC, as landlord.

10.9*#	Master Repurchase Agreement, dated December 31, 2014, by and between UWM and Bank of America, N.A.

10.9.1	Amendment No. 1 to Master Repurchase Agreement, dated October 20, 2015, by and between UWM and Bank of America, N.A.

10.9.2	Amendment No. 2 to Master Repurchase Agreement, dated December 30, 2015, by and between UWM and Bank of America, N.A.

10.9.3	Amendment No. 3 to Master Repurchase Agreement, dated July 28, 2016, by and between UWM and Bank of America, N.A.

10.9.4	Amendment No. 4 to Master Repurchase Agreement, dated December 16, 2016, by and between UWM and Bank of America, N.A.

10.9.5	Amendment No. 5 to Master Repurchase Agreement, dated December 15, 2017, by and between UWM and Bank of America, N.A.

10.9.6*	Amendment No. 6 to Master Repurchase Agreement, dated December 14, 2018, by and between UWM and Bank of America, N.A.

10.9.7*	Amendment No. 7 to Master Repurchase Agreement, dated December 14, 2018, by and between UWM and Bank of America, N.A.

10.9.8	Amendment No. 8 to Master Repurchase Agreement, dated January 13, 2020, by and between UWM and Bank of America, N.A.

10.9.9	Amendment No. 9 to Master Repurchase Agreement, dated February 24, 2020, by and between UWM and Bank of America, N.A.

10.9.10	Amendment No. 10 to Master Repurchase Agreement, dated April 6, 2020, by and between UWM and Bank of America, N.A.

10.9.11	Omnibus Amendment to Master Repurchase Agreement, dated December 16, 2020, by and between UWM and Bank of America, N.A.

10.10*	Amended and Restated Master Repurchase Agreement, dated May 8, 2017, by and among UWM, Credit Suisse First Boston Mortgage Capital LLC, Credit Suisse AG, and Alpine Securitization Ltd.

10.10.1	Omnibus Amendment to Amended and Restated Master Repurchase Agreement, dated January 19, 2021, by and among UWM, Credit Suisse First Boston Mortgage Capital LLC, Credit Suisse AG, Alpine Securitization Ltd., and Credit Suisse Securities (USA) LLC.

10.11*#	Master Repurchase Agreement, dated March 7, 2019, by and between UWM and Jefferies Funding LLC.

10.11.1	Omnibus Amendment to Master Repurchase Agreement, dated December 14, 2020, by and between UWM and Jefferies Funding LLC.

10.12*#	Amendment No. 11 to Master Repurchase Agreement, dated December 23, 2020, by and among UWM, United Shore Repo Seller 1 LLC, United Shore Repo Trust 1 and JPMorgan Chase Bank.

Exhibit No.	Description

10.13*#	Master Repurchase Agreement, dated November 5, 2014, by and between UWM and UBS AG (as successor in interest to UBS BANK USA).

10.13.1*	Amendment No. 1 to Master Repurchase Agreement, dated November 4, 2015, by and between UWM and UBS BANK USA.

10.13.2*	Assignment and Amendment No. 2 to Master Repurchase Agreement, dated August 16, 2016, by and among UWM, UBS Bank USA, and UBS AG.

10.13.3*	Amendment No. 3 to Master Repurchase Agreement, dated November 2, 2016, by and between UWM and UBS AG.

10.13.4	Amendment No. 4 to Master Repurchase Agreement, dated January 2, 2018, by and between UWM and UBS AG.

10.13.5	Amendment No. 5 to Master Repurchase Agreement, dated May 30, 2018, by and between UWM and UBS AG.

10.13.6	Amendment No. 6 to Master Repurchase Agreement, dated January 14, 2019, by and between UWM and UBS AG.

10.13.7	Amendment No. 7 to Master Repurchase Agreement, dated February 21, 2019, by and between UWM and UBS AG.

10.13.8	Amendment No. 8 to Master Repurchase Agreement, dated January 13, 2020, by and between UWM and UBS AG.

10.13.9	Amendment No. 9 to Master Repurchase Agreement, dated April 15, 2020, by and between UWM and UBS AG.

10.13.10	Amendment No. 10 to Master Repurchase Agreement, dated August 3, 2020, by and between UWM and UBS AG.

10.13.11	Amendment No. 11 to Master Repurchase Agreement and Amendment No. 24 to Pricing Letter, dated December 14, 2020, by and between UWM and UBS AG.

10.14*	Lease Agreement, dated as of January 1, 2021, by and between Pontiac Center East, LLC and United Wholesale Mortgage, LLC.

16	Letter from KPMG LLP to the SEC, dated January 22, 2021.

21	List of Subsidiaries.

99	Unaudited Pro Forma Condensed Combined Financial Information.

Exhibit No.	Description

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB+	XBRL Taxonomy Extension Label Linkbase Document

101.PRE+	XBRL Taxonomy Extension Presentation Linkbase Document

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) or Item 601(b)(2). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

†	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 22, 2021

UWM HOLDINGS CORPORATION

By:	/s/ Timothy Forrester
Name: Timothy Forrester Title: Chief Financial Officer